UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 21, 2009, BearingPoint, Inc. (the “Company”), BearingPoint Australia Pty Limited (“BearingPoint Australia”), a wholly owned subsidiary of the Company, and David R. Hunter, the Company’s Chief Operating Officer, entered into a Release Agreement whereby Mr. Hunter was terminated as the Chief Operating Officer of the Company and as an employee of BearingPoint Australia, effective as of August 21, 2009. Pursuant to the Release Agreement, BearingPoint Australia will pay Mr. Hunter regular wages through August 31, 2009 and an amount equal to AU$300,000 on or before August 31, 2009 in exchange for the release of potential claims against the Company and its affiliates. The Company believes that this termination is consistent with the Company’s plans regarding the liquidation of its business in connection with its bankruptcy proceedings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer

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